Exhibit 5.2

November 6, 2025

Shell Finance US Inc.

Shell plc

Floating Rate Guaranteed Notes due 2030

4.125% Guaranteed Notes due 2030

4.750% Guaranteed Notes due 2036

Ladies and Gentlemen:

We have acted as U.S. counsel to Shell Finance US Inc., a Delaware corporation (the “Company”), and Shell plc, a public company limited by shares existing under the laws of England and Wales (the “Guarantor”), in connection with the public offering and sale by the Company of US $350,000,000 aggregate principal amount of Floating Rate Guaranteed Notes due 2030 (the “Floating Rate Notes”), US $1,000,000,000 aggregate principal amount of 4.125% Guaranteed Notes due 2030 (the “2030 Notes”) and US $1,000,000,000 aggregate principal amount of 4.750% Guaranteed Notes due 2036 (the “2036 Notes”, and together with the Floating Rate Notes and the 2030 Notes, the “Notes”, and the unconditional guarantee as to the payments of principal and interest on the Notes by the Guarantor, the “Guarantees”) to be issued pursuant to an Indenture (the “Indenture”), dated as of October 8, 2024, among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Indenture and the Registration Statement on Form F-3 (Registration Nos. 333-276068, 333-276068-01) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration under the Securities Act of various securities of the Company.

As to questions of fact, we have relied upon representations of officers or directors of the Company and the Guarantor and documents furnished to us by the Company and the Guarantor without independent verification of their accuracy. We have also assumed (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies and (b) that the Indenture has been duly authorized, executed and delivered by, and represents a legal, valid and binding obligation of the Trustee.

Based on the foregoing, we are of opinion that, when the Notes are authenticated in accordance with the provisions of the Indenture and delivered and paid for as contemplated in the Registration Statement, the Notes and the Guarantees will constitute legal, valid and binding obligations of the Company and the Guarantor, as applicable (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We are admitted to practice in the State of New York and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware. In particular, we do not purport to pass on any matter governed by the laws of England and Wales. For purposes of our opinion, we have assumed that (i) the Guarantor has been duly incorporated and is a validly existing company under the laws of England and Wales and (ii) the Indenture has been duly authorized, executed and delivered by the Guarantor. With respect to all matters of English law, we note that you are being provided with the opinion, dated the date hereof, of Slaughter and May, English counsel to the Guarantor.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Current Report on Form 6-K dated the date hereof filed by the Company and incorporated by reference into the prospectus constituting a part of the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus dated November 3, 2025 constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Shell plc

Shell Centre

London, SE1 7NA

United Kingdom

Shell Finance US Inc.

150 N. Dairy Ashford

Houston, Texas 77079

United States of America

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